UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices)(Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

     On January 7, 2005, Stewart Enterprises, Inc. (“the Company”) entered into new employment agreements with Messrs. Kenneth C. Budde, President and Chief Executive Officer; Thomas M. Kitchen, Executive Vice President and Chief Financial Officer; Everett N. Kendrick, Senior Vice President and President — Sales and Marketing Division; Michael K. Crane, Senior Vice President and President — Central Division; Lawrence B. Hawkins, Executive Vice President and President — Investors Trust, Inc.; Brent F. Heffron, Executive Vice President and President — Southern Division; G. Kenneth Stephens, Jr., Senior Vice President and President — Eastern Division; and Randall L. Stricklin, Senior Vice President and President — Western Division.

     Mr. Budde’s agreement is effective as of November 1, 2004 and provides for employment through October 31, 2007, subject to earlier termination under limited circumstances at an annual salary of $500,000 per fiscal year with an annual increase of $50,000 in each of fiscal years 2006 and 2007. The agreement also provides that Mr. Budde is eligible to be considered for a maximum annual bonus of up to 150% of salary with an annual increase of up to 160% in fiscal year 2006 and up to 170% in fiscal year 2007, with the actual amount to be awarded based on factors established annually.

     Mr. Kendrick’s agreement provides for employment through October 31, 2007, and the agreements with Messrs. Crane, Hawkins, Heffron, Stephens and Stricklin provide for employment through October 31, 2006. All of these agreements are subject to earlier termination under limited circumstances. The agreements with Messrs. Kendrick, Crane, Hawkins, Heffron, Stephens and Stricklin are effective as of November 1, 2004 and provide for a salary of $300,000 per fiscal year and eligibility to be considered for a maximum annual bonus of up to 100% of salary, with the actual amount to be awarded based on factors established annually.

     Mr. Kitchen’s agreement is effective as of December 2, 2004 and provides for employment through October 31, 2007, subject to earlier termination under limited, specified circumstances. Mr. Kitchen’s agreement provides for a salary of $300,000 per fiscal year and eligibility to be considered for a maximum annual bonus of up to 100% of salary, with the actual amount to be awarded based upon factors established annually. Mr. Kitchen may also earn a supplemental retirement benefit pursuant to a separate agreement.

     Each executive has agreed that he will not compete with the Company in specified geographic areas for a period of two years after the termination of his employment. The employment agreements also provide that if the Company terminates the executive’s employment without “cause” (as defined in the agreement), or the executive terminates his employment for “good reason” (as defined in the agreement), the Company must pay the executive an amount equal to a single year’s salary over a two-year period.

     On January 7, 2005, the Company entered into new change of control agreements with Messrs. Budde, Kendrick, Crane, Hawkins, Heffron, Stephens and Stricklin effective November 1, 2004. On the same date, the Company also entered into a change of control agreement with Mr. Kitchen effective December 2, 2004.

     The change of control agreements supersede the employment agreements after a change of control. The agreements with Messrs. Budde, Kitchen and Kendrick provide that if a change of control occurs before October 31, 2007, the executive’s employment term will continue through the later of the second anniversary of the change of control or October 31, 2007, subject to earlier termination pursuant to the agreement. The agreements with Messrs. Crane, Hawkins, Heffron, Stephens and Stricklin provide that if a change of control occurs before October 31, 2006, the executive’s employment term will continue through the later of the second anniversary of the change of control or October 31, 2006, subject to earlier termination pursuant to the agreement.

     After a change of control and during the employment term, the executive is entitled to substantially the same position in substantially the same location as prior to the change of control. In addition, the executive is entitled to the salary, maximum potential bonus and benefits provided in his employment agreement or, if more favorable, those provided to peer employees of the acquiror.

     If, after a change of control but during the employment term, the Company terminates the executive’s employment without “cause” (as defined in the agreements) or the executive terminates employment for “good reason” (as defined in the agreements), the Company must pay the executive in cash within 30 days of termination an amount equal to three times the sum of his salary and average annual bonus in the case of Messrs. Budde, Kitchen and Kendrick and two times the sum of salary and average annual bonus in the case of Messrs. Crane, Hawkins, Heffron, Stephens and Stricklin. “Good reason” includes the failure of the acquiror to provide the executive with substantially the same position after the change of control, and the executive’s position is not considered to be substantially the same after a change of control unless he holds an equivalent position with the ultimate parent company of the entity resulting from the transaction. In addition, a termination by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control is deemed a termination for “good reason.” The non-competition provisions of the executive’s employment agreement continue to apply after a change of control.

     The agreements with Messrs. Budde, Kitchen and Kendrick provide that if after a change of control the executive is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”) because of payments made under the agreement and any benefit received under any other agreement, including the value of accelerated vesting of stock options (referred to collectively as “Change in Control Payments”), the Company must pay the executive (whether or not his employment has terminated) the amount necessary to place him in the same after-tax position (i.e., after the payment of federal income tax and the Excise Tax) as he would have been in if the Change in Control Payments were not subject to the Excise Tax.

     The agreements with Messrs. Crane, Hawkins, Heffron, Stephens and Stricklin provide that the cash payments that the Company must pay each of them under the agreement following a change in control shall be reduced to the extent necessary so that no portion of the Change in Control Payments to which each is entitled to receive is subject to the Excise Tax unless (i) the reduced payment, when combined with all other Change in Control Payments to be received by the executive, net of all federal state and local income and employment taxes imposed upon the Change in Control Payments, is less than (ii) the amount of the Change in Control Payments that each executive would receive if no such reduction occurred, net of all federal state and local income and employment taxes and the Excise Tax imposed on the Change in Control Payments.

     The descriptions above of the employment agreements and change of control agreements are not complete and are qualified in their entirety by the actual terms of the agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended October 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.

January 10, 2005	/s/ Michael G. Hymel

Michael G. Hymel Vice President Corporate Controller Chief Accounting Officer